CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use, in the registration statement on form SB-2 of Invicta Group, Inc. (the "Company"), of our report dated November 4, 2002, with respect to the financial statements of the company for the year ended December 31, 2001 and the nine months ended September 30, 2002 included in the registration statement, and to the reference to our firm under the caption "Experts" in the registration statement.

/s/ Dreslin Financial Services
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Dreslin Financial Services
Independent Certified Public Accountants

Seminole, Florida
January 13, 2003